KRAMER LEVIN NAFTALIS & FRANKEL llp

December 3, 2009

Conestoga Funds
259 N. Radnor-Chester Road
Radnor Court, Suite 120

Radnor, PA 19087

Re:	Conestoga Funds
Post-Effective Amendment No. 10
File Nos. 333-90720; 811-21120

Ladies and Gentlemen:

We consent to the reference to our Firm as counsel in Post-Effective Amendment No. 10 to Conestoga Funds’ Registration Statement on Form N-1A.

Very truly yours,

Krramer Levin Naftalis & Frankel

1177 Avenue of the Americas New York NY 10036-2714 Phone 212.715.9100 Fax 212.715.8000 www.kramerlevin.com also at 47 Avenue Hoche 75008 Paris France